UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Albany Molecular Research, Inc., and its exclusive licensee sanofi-aventis US filed a stipulation regarding generic versions of Allegra-D®  24-Hour (fexofenadine HCl-pseudophedrine) tablets with the United States District Court for the District of New Jersey on January 28, 2011.  The stipulation provides for an immediate appeal of the District Court’s Markman ruling which was issued on January 14, 2011. The stipulation filed by AMRI and sanofi-aventis states that based on the Court’s Markman ruling Albany and sanofi-aventis cannot prove infringement of U.S. Patent No. 7,390,906 by Dr. Reddy’s generic D-24 tablets. As a result of the stipulation, the District Court has lifted the preliminary injunction prohibiting Dr. Reddy’s Laboratories from commercializing its generic version of Allegra-D®  24-Hour (fexofenadine HCl-pseudophedrine) tablets in the United States.

On January 25, 2011, sanofi-aventis and its U.S. Consumer Healthcare Division, Chattem, Inc., announced that the U.S. Food and Drug Administration (FDA) approved the Allegra® (fexofenadine HCl) family of allergy medication products for over-the counter (OTC) use. The Allegra® family of products will be available in the United States without a prescription in March 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2011	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer